Exhibit 99.3

SEVERANCE PROTECTION AGREEMENT

THIS SEVERANCE PROTECTION AGREEMENT (the “Agreement”) made as of the 23rd day of November, 2005 (the “Effective Date”), by and between SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Company”), and PETER BENSTOCK, an individual resident of the State of Florida (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive’s continued dedication and efforts in such event without undue concern for the Executive’s personal financial and employment security; and

WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event the Executive’s employment is terminated as a result of, or in connection with, a Change in Control;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1. Term of Agreement. Subject to the remaining provisions of this Section 1, this Agreement shall commence as of the Effective Date and shall continue in effect until the first anniversary of such date; provided, however, that commencing on such anniversary and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided further, however, that notwithstanding any such notice by the Company not to extend, if a Change in Control occurs during the term of this Agreement or within six months after the date on which the term would otherwise expire, the term of this Agreement shall not expire before the expiration of twenty-four (24) months after the occurrence of a Change in Control. Notwithstanding the foregoing, this Agreement shall expire and be of no further force or effect in the event of any termination of employment that occurs prior to a Change in Control, provided that in the event that a Change in Control actually occurs following such termination of employment, nothing in this Section 1 shall prohibit the Executive from asserting that his termination of employment was for Good Reason or was a Termination in Contemplation of a Change in Control (as hereinafter defined), consistent with the terms of this Agreement.

2. Certain Definitions. In addition to any other definitions contained in this Agreement, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the followings meanings:

(a) “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the “Termination Date” (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay, (iv) bonuses and incentive compensation (other than the “Pro Rata Bonus” (as hereinafter defined)), and (v) all other amounts to which the Executive is entitled under any compensation plan of the Company at the times such payments are due.

(b) “Base Amount” shall mean the greater of the Executive’s annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the ninety (90) day period prior to a Change in Control, and shall include all amounts of the Executive’s base salary that are deferred under any qualified and non-qualified employee benefit plan of the Company or any other agreement or arrangement.

(c) “Bonus Amount” shall mean the average of the annual cash bonuses paid or payable to the Executive during the three (3) full fiscal years ended immediately before the Termination Date or, if greater, the three (3) full fiscal years ended immediately prior to a Change in Control or the Effective Date (or, in each case, such lesser period for which cash annual bonuses were paid or payable to the Executive), provided that in the event the Executive has not been employed by the Company for a full fiscal year, the “Bonus Amount” shall equal the Executive’s target annual cash bonus during the year of termination of employment.

(d) “Cause” for termination by the Company of the Executive’s employment shall exist if (i) the Executive has been convicted under the laws of the United States or any state thereof, or pleaded nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof, or (ii) the termination is evidenced by a resolution adopted in good faith by the affirmative vote of two-thirds (2/3) of the Board that the Executive (A) intentionally and continually and without justification failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive’s incapacity due to physical or mental illness or from actions by the Company that would provide the Executive with a basis for terminating his employment for “Good Reason” (as hereinafter defined), in each case without regard to whether such conduct occurred before or after a Change in Control), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying in reasonable detail the manner in which the Executive has failed substantially to perform without the Executive undertaking actions reasonably likely to remedy or cure such non-performance, or (B) intentionally engaged in illegal conduct or gross misconduct which has directly caused material economic harm to the Company; provided, however, that no resolution approving a termination of the Executive’s employment shall be for Cause as set forth in clause (A) or (B) above until after (1) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (A) or (B) and specifying the particulars thereof in reasonable detail, and (2) the Executive shall have been provided a reasonable opportunity to be heard in person by the Board (with the assistance of the Executive’s counsel if the Executive so desires). In this regard, the parties agree that the Executive’s failure to achieve sales or other objective performance goals or criteria shall not be deemed to constitute a failure to substantially perform the duties assigned to the Executive. No act, nor failure to act, on the Executive’s part, shall be considered “intentional” unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive’s action or failure to act was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of any senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Any termination of the Executive’s employment by the Company hereunder shall be deemed to be a termination other than for Cause unless it meets all requirements of this Section 2(d).

(e) “Change in Control” shall mean any of the following:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person, immediately after which such person has “Beneficial Ownership” (within the meaning of Rule 13D-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of twenty percent (20%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control;

(ii) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) a merger, consolidation, reorganization or similar transaction or series of transactions involving the Company or involving any entity of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Subsidiary”), unless (A) the Voting Securities of the

Company, immediately before such merger, consolidation or reorganization, continue immediately following such merger, consolidation or reorganization to represent, either by remaining outstanding or by being converted into voting securities of the surviving corporation resulting from such merger, consolidation or reorganization or its parent (the “Surviving Corporation”), at least two-thirds of the combined voting power of the outstanding voting securities of the Surviving Corporation; (B) the individuals who were members of the Incumbent Board immediately before the execution of the agreement providing for such merger, consolidation or reorganization constitute two-thirds or more of the members of the board of directors of the Surviving Corporation; and (C) no person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any person who, immediately before such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (A) through (C) above shall herein be referred to as a “Non-Control Transaction”);

(iv) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company; or

(v) the consummation of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary) effected in one transaction or in a series of transactions.

Notwithstanding anything contained in this Agreement to the contrary, (i) a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this clause (i)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (ii) if the Executive’s employment is terminated before a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control, or (C) as a result of any actions or conduct occurring before a Change in Control and which would have constituted Good Reason had such action or conduct occurred after a Change in Control (with comparisons made, as the case may be, to the status quo prior to, immediately prior to or at the time of such action or conduct instead of prior to, immediately prior to or at the time of the Change in Control), then, in each such event, for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately before the date of such termination of the Executive’s employment (a “Termination in Contemplation of a Change in Control”).

(f) “Disability” shall mean a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties with the Company for a period of one-hundred-eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the “Notice of Termination” (as hereinafter defined).

(g) “Good Reason” shall mean the occurrence of any one or more of the following events or conditions, without the Executive’s express written consent, after a Change in Control:

(i) the assignment to the Executive of any duties inconsistent with the Executive’s position (including status, titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Change in Control or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii) a reduction by the Company in the Executive’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which the Executive is covered immediately prior to the Change in Control which materially adversely affects the Executive;

(iii) any failure to pay the Executive any compensation, payment or benefits to which he is entitled within five (5) days of the date due;

(iv) the Company’s requiring the Executive to be based anywhere other than within twenty-five (25) miles of the Executive’s job location at the time of the Change in Control, except for reasonably required travel on the Company’s business which is not greater than or inconsistent with the Executive’s work-related travel requirements prior to the Change in Control;

(v) without replacement by a plan providing benefits to the Executive substantially equivalent to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement, in which the Executive is participating at the time of the Change in Control, or the taking of any action by the Company that would adversely affect the Executive’s participation or materially reduce the Executive’s benefits under any of such plans;

(vi) the failure of the Company at or prior to a Change in Control to obtain a written agreement, reasonably satisfactory to the Executive, from any Successor to assume and agree to perform this Agreement, as contemplated in Section 6.1.2 hereof; or

(vii) in the case of a Change in Control because of the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company that fails to provide the Executive with a written agreement, reasonably satisfactory to the Executive, that provides the funds to perform this Agreement and discharge the Company’s obligations hereunder.

Notwithstanding anything contained in this Agreement to the contrary, any event described in subsections (i) through (vii) above which occurs prior to a Change in Control (with comparisons made, as the case may be, to the status prior to, immediately prior to or at the time of such actions or conduct instead of prior to, immediately prior to or at the time of the Change in Control), but which the Executive reasonably demonstrates (A) was at the request of a Third Party or (B) otherwise arose in connection with, or in anticipation of, a Change in Control shall constitute Good Reason for purposes hereof, without regard to whether an actual Change in Control occurred subsequently. The Executive’s right to terminate his employment pursuant to this Section 2(g) shall not be affected by his incapacity due to physical or mental illness.

(h) “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, (ii) the Company or any of its Subsidiaries, or (iii) any person in connection with a “Non-Control Transaction”;

(i) “Notice of Termination” shall mean a written notice of termination from the Company, following a Change in Control, of the Executive’s employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

(j) “Pro Rata Bonus” shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

(k) “Successor” shall mean a person which has acquired or succeeded to all or substantially all of the assets or business of the Company (including this Agreement) whether by operation of law or otherwise.

(l) “Termination Date” shall mean, in the case of the Executive’s death, his date of death, in the case of Good Reason or termination by the Executive during the Window Period (as hereinafter defined), the last day of employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least forty-five (45) days from the date the Notice of Termination is given to the Executive; and provided further that in the case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period.

3. Termination of Employment.

3.1. Compensation and Benefits. If, during the term of this Agreement, the Executive’s employment with the Company shall be terminated within twenty-four (24) months following a Change in Control under any of the following circumstances, the Executive shall be entitled to the following compensation and benefits:

3.1.1. If the Executive’s employment with the Company shall be terminated (i) by the Company for Cause or Disability, (ii) by reason of the Executive’s death, or (iii) by the Executive for other than Good Reason or other than during the 45-day period commencing 180 days after the occurrence of a Change in Control (the “Window Period”), the Company shall pay to the Executive the Accrued Compensation and, if such termination is by the Company due to the Executive’s Disability or by reason of the Executive’s death, a Pro Rata Bonus.

3.1.2. If the Executive’s employment with the Company shall be terminated for any reason other than as specified in Section 3.1.1 (including by the Executive for Good Reason or by the Executive during the Window Period for any reason or no reason at all), the Executive shall be entitled to the following:

(i) The Company shall pay the Executive all Accrued Compensation and a Pro-Rata Bonus.

(ii) The Company shall pay the Executive as severance pay in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to two (2) times the sum of (A) the Base Amount and (B) the Bonus Amount.

(iii) For twenty-four (24) months (the “Continuation Period”), the Company shall, at its expense, continue on behalf of the Executive and the Executive’s dependents and beneficiaries the life insurance, short-term disability, medical, dental and hospitalization benefits provided (x) to the Executive immediately prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1.2(iii) during the Continuation Period shall be no less favorable to the Executive and the Executive’s dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive becomes eligible for any such benefits pursuant to a subsequent employer’s benefit plans (whether or not the Executive actually elects coverage), in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans (computed assuming that the Executive elected to participate in the subsequent employer’s benefit plans to the maximum extent allowable) is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 3.1.2(iii) shall not be interpreted so as to limit any benefits to which the Executive or the Executive’s dependents or beneficiaries may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including retiree medical and life insurance benefits.

(iv) The Company shall pay in a single payment an amount in cash equal to the excess of (A) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company’s supplemental and other retirement plans had (w) the Executive remained employed by the Company for an additional two (2) complete years of credited service, (x) the Executive’s annual compensation during such period been equal to the Executive’s Base Salary and the Bonus Amount, (y) the Company made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date (in the amount that would have been contributed based on the assumptions in (w) and (x) above), and (z) the Executive been fully (100%) vested in the Executive’s benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this subsection (iv), the “lump sum actuarial equivalent” shall be determined utilizing a uniform return assumption equal to the three-month London Interbank Offered Rate as published by The Wall Street Journal (Eastern Edition) on the Date of Termination.

(v) All restrictions or performance criteria on any outstanding incentive awards under any incentive plan or arrangement shall lapse and be deemed to have been fully satisfied, as the case may be, and all such incentive awards shall become 100% vested; all stock options, stock appreciation rights or other equity-based options, rights or awards granted to the Executive shall become immediately exercisable and shall become 100% vested; and all performance units granted to the Executive shall become 100% vested. All such options, rights or awards shall be exercisable for not less than ninety (90) days after termination of employment; provided that in no event shall any such options, rights or awards be exercisable after the later of (A) the 15th day of the third month after the date on which such exercise rights would have otherwise expired or (B) December 31st in the year in which such exercise rights would have otherwise expired. In addition, the Executive shall have the right to require the Company to purchase, for cash, within forty-five (45) days after the later of the Executive’s Termination Date or the date on which the stock was issued, any shares of stock or shares purchased upon exercise of any options, at a price equal to the fair market value of such shares on the date of purchase by the Company or, if higher, the fair market value on the date of issuance.

3.1.3. The amounts provided for in Sections 3.1.1 and 3.1.2(i), (ii) and (iv) shall be paid in a lump sum in cash within five (5) days of the Executive’s Termination Date. Any non-cash benefits due to the Executive under this Agreement from the Company shall be provided promptly and in any event no later than five (5) business days after accrual. Any of the Company’s outstanding unpaid obligations to the Executive from and after the due date shall be credited with interest on a monthly basis at the applicable “federal short term rate” prescribed pursuant to Section 1274(d)(i)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), then in effect (the “Applicable Federal Rate”).

3.2. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in Section 3.1 by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment, except as provided in Section 3.1.2(iii).

3.3. No Additional Severance. The severance pay and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

3.4. Coordination with other Compensation and Benefits. The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect.

3.5. Limitation. Notwithstanding the foregoing, the payments otherwise due hereunder may be limited to the extent provided in Section 5 hereof.

4. Notice of Termination. Following a Change in Control, any purported termination of the Executive’s employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

5. Excess Parachute Payments.

5.1. Reduction. In the event that it shall be determined, based upon the advice of the independent public accountants for the Company (the “Accountants”), that any payment, benefit or distribution by the Company or any of its Subsidiaries or affiliates (a “Payment”) constitute “parachute payments” under Section 280G(b)(2) of the Code, then, if the aggregate present value of all such Payments (collectively, the “Parachute Amount”) exceeds 2.99 times the Executive’s “base amount”, as defined in Section 280G(b)(3) of the Code (the “Executive Base Amount”), the amounts constituting “parachute payments” which would otherwise be payable to or for the benefit of the Executive shall be reduced to the extent necessary so that the Parachute Amount is equal to 2.99 times the Executive Base Amount (the “Reduced Amount”), provided that such amounts shall not be so reduced if the Executive determines, based upon the advice of the Accountants, that without such reduction the Executive would be entitled to receive and retain, on a net after tax basis (including any excise taxes payable under Section 4999 of the Code), an amount which is greater than the amount, on a net after tax basis, that the Executive would be entitled to retain upon his receipt of the Reduced Amount.

5.2. Manner of Reduction. If the determination made pursuant to Section 5.1 results in a reduction of the payments that would otherwise be paid to the Executive except for the application of Section 5.1, the Executive may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Company in writing of his election within ten (10) days of the determination of the reduction in payments. If no such election is made by the Executive within such ten-day period, the Company may elect which and how much of any entitlement shall be eliminated or reduced and shall notify the Executive promptly of such election.

5.3. Overpayments; Underpayments. As a result of the uncertainty in the application of Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Company which should not have been made under Section 5.1 (“Overpayment”) or that additional payments which are not made by the Company pursuant to Section 5.1 should have been made (“Underpayment”). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such Overpayment shall be repaid by the Executive to the Company, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

6. Binding Agreement; Nonalienation.

6.1. Binding Agreement.

6.1.1. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee or other designee or, if there be no such designee, to the Executive’s estate.

6.1.2. This Agreement shall be binding upon and shall inure to the benefit of the Company and its Successors, and the Company shall require any Successor to enter into a written undertaking to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such a written agreement shall not adversely affect the right of the Executive to enforce the terms of this Agreement against any Successor.

6.2. Nonalienation. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or by the Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

7. Fees and Expenses.

7.1. Payment by Company. Subject to Section 7.2 below, the Company shall pay all reasonable legal fees and related expenses (including the costs of experts, counsel and tax advisors) incurred by the Executive as they become due as a result of or in connection with (i) the negotiation of this Agreement and the Executive’s compliance with Section 5 of this Agreement, (ii) the Executive’s termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (iii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including any such fees and expenses incurred in connection therewith) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (iv) the Executive’s hearing before the Board as contemplated in Section 2(d) of this Agreement, provided that the circumstances set forth in clauses (ii) and (iii) of this Section 7.1 (other than as a result of the Executive’s termination of employment under circumstances described in clauses (ii)(A), (ii)(B) and (ii)(C) of the last paragraph of Section 2(e) and the last paragraph of Section 2(g)) occurred on or after a Change in Control.

7.2. Payment by the Executive. Notwithstanding the foregoing, Section 7.1 shall not apply, and all legal fees and related expenses incurred by the Executive shall remain the responsibility of the Executive, if the Executive does not prevail on at least one material issue in dispute in connection with any proceeding covered by Section 7.1. For purposes of this Section 7.2, the Executive shall be deemed to have “prevailed” if, with respect to any such issue, (i) the Executive agrees to dismiss any proceeding upon the Company’s payment of the sums allegedly due or upon performance of the covenants allegedly breached, or (ii) the Executive obtains substantially the relief sought by the Executive.

8. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof (including delivery via telecopy, e-mail or similar electronic transmission method) or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the

Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

10. Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. If the Company effects any setoff in violation of the immediately preceding sentence, then, in addition to any other amounts payable to the Executive hereunder, the Company and the Executive agree that, as reasonable liquidated damages therefor, the Executive will be entitled to recover from the Company an amount equal to twice the amount of such setoff.

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No representations, oral or otherwise, express or implied, with respect to the subject matter hereof, have been made by either party which are not expressly set forth in this Agreement.

12. Further Assurances. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further documents, agreements or instruments and shall cooperate with one another in all respects for the purpose of carrying out the transactions contemplated by this Agreement.

13. Governing Law; Etc.

13.1. Florida Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the conflict of laws principles thereof.

13.2. Venue; Process. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in and only in the Circuit Court of the Sixth Judicial Circuit of the State of Florida in and for Pinellas County (the “Circuit Court”) and the parties agree that jurisdiction shall not properly lie in any other jurisdiction provided, however, if jurisdiction does not properly lie with the Circuit Court, the parties agree that jurisdiction and venue shall properly lie in and only in the United States District Court for the Middle District of Florida, Tampa Division. The parties hereby waive any objections which they may now or hereafter have based on venue and/or forum non conveniens and irrevocably submit to the jurisdiction of any such court in any legal suit, action or proceeding arising out of or relating to this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the provisions hereof and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

15. Construction. Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural; (b) references to any gender include the other genders; (c) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “person” means and refers to any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity; and (f) the term “Company” includes its Successors.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument. A telecopy signature of either party shall be considered to have the same binding legal effect as an original signature.

18. No Implied Employment Contract. This Agreement shall not be deemed to give the Executive any right to be retained in the employ of the Company.

19. Deduction for Tax Purposes. The Company’s obligations to make payments under this Agreement are independent of whether any or all of such payments are deductible expenses of the Company for federal income tax purposes.

20. Power and Authority of the Company. The Company represents and warrants that it has full power and authority to enter into this Agreement and that the person signing this Agreement on behalf of the Company has been duly authorized and empowered by the Board of Directors of the Company to effect that execution. No approval or consent of any third party is required on behalf of the Company to make this Agreement the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

21. Section 409A. If any payment(s) or benefit(s) otherwise due under this Agreement would result in the deferral of compensation for purposes of Section 409A of the Code, the Company and the Executive agree that this Agreement shall be deemed reformed so that all such payments shall fully comply with and meet the requirements of Section 409A of the Code (such that Executive shall receive all payments and benefits hereunder in the shortest amount of time from the date otherwise due, while no portion of any payments to Executive hereunder shall be subject to the excise taxes of Section 409A of the Code). If any payments otherwise due under this Agreement are delayed as provided above in this Section 22, such delayed payments shall be paid to the Executive in a single lump-sum payment on the earliest date permissible under Section 409A of the Code, together with interest thereon accrued at the Applicable Federal Rate.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and has caused its proper corporate seal to be affixed hereto, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.

[CORPORATE SEAL]

ATTEST:	By:	/s/ Michael Benstock
	Name:	Michael Benstock
/s/ Richard Dawson	Title:	Chief Executive Officer
Secretary

/s/ Peter Benstock
PETER BENSTOCK